Exhibit 99.1

Gap Inc. Promotes Executives to Lead
Gap and Banana Republic Brands

Company names Gary Muto, President, Gap U.S.;
Maureen Chiquet, President, Banana Republic

SAN FRANCISCO—August 8, 2002—Gap Inc. (NYSE:GPS) today announced that Gary Muto, President, Banana Republic, has been named President, Gap U.S. Maureen Chiquet, Executive Vice President, Merchandising, Old Navy, will succeed Mr. Muto as President, Banana Republic.

Mr. Muto, 43, and Ms. Chiquet, 39, each have more than a dozen years of merchandising and management experience at the company. Both will report to Millard Drexler, Gap Inc. President and CEO, until a successor is named for Mr. Drexler, who is retiring from the company.

“I’ve worked closely with Gary and Maureen for many years, and both have the creative merchandising skills and general management experience that’s essential to leading Gap and Banana Republic,” Mr. Drexler said. “Gary understands Gap, knows how to get the best out of creative teams and has the management focus necessary to deliver great merchandising, marketing and design to our customers,” Mr. Drexler said.

“Maureen is part of the leadership team that created and built the Old Navy brand,” Mr. Drexler said. “Her broad merchandising skills and experience in growing and managing a multi-billion dollar brand will help Banana Republic continue to evolve its business.”

Mr. Muto joined Gap Inc. in 1988, starting in Gap merchandising. He moved to Banana Republic in 1995 and held various senior level merchandising positions prior to becoming President of Banana Republic in April of 2001.

“Having spent many years working in Gap merchandising, it’s particularly exciting for me take on this leadership role,” Mr. Muto said. “Gap is an iconic brand with a timeless and casual style sensibility that everyone relates to. I’m looking forward to helping Gap build off of its heritage and continue to evolve.”

Ms. Chiquet joined Gap Inc. in 1988 and worked in Gap merchandising prior to joining Old Navy in 1994. She held various senior level merchandise management positions at Old Navy and was named Executive Vice President of Merchandising, Production and Planning at Old Navy in March of 2001.

“Banana Republic is unique in the marketplace, offering customers affordable casual luxury with a focus on quality design, style, and fabrication,” Ms. Chiquet said. “Customers know Banana Republic is a trusted editor for their modern wardrobe. I think the brand has great opportunity to strengthen this relationship and continue being an important part of our customers’ lifestyles.”

Commenting on these management changes, Gap Inc. Chairman Donald Fisher said, “We are extremely pleased to promote Gary and Maureen into these brand leadership positions. We conducted an extensive internal and external search for the Gap brand position to make sure we found the right person. I’m confident we have. Our decision to promote from within for both Gap and Banana Republic shows the strength and talent of our brand management teams.

“I’m confident in the direction each of our brands is moving in. With strong leadership in place at Gap, Old Navy and Banana Republic, our priority is completing the search for a new CEO.”

Gap Inc. media contact:
Alan Marks
415-427-6561

Forward-Looking Statements

The information made available on this press release contain certain forward-looking statements which reflect Gap Inc.’s current view of future events and financial performance. Wherever used, the words “expect,” “plan,” “anticipate,” “believe,” “may” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, ongoing competitive pressures in the apparel industry, risks associated with challenging domestic and international retail environments, changes in the level of consumer spending or preferences in apparel, trade restrictions and political or financial instability in countries where the company’s goods are manufactured and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.